UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Alpha Investment Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0998139
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 East Campus View Blvd., Suite 200 Columbus, OH	43235
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.0001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered.

A description of the common stock, par value $0.0001 per share, of Alpha Investment Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is set forth under the heading “Description of Capital Stock” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-236371), originally filed with the Securities and Exchange Commission (the “Commission”) on February 11, 2020, as subsequently amended, and is incorporated herein by reference. The description of the common stock included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

In accordance with “Instructions as to Exhibits” with respect to Form 8-A, the following Exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1	Certificate of Incorporation, as amended (filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-198772) and incorporated herein by reference, and as further amended by an amendment thereto, filed as an exhibit to the Registrant’s Current Report on Form 8-K dated April 19, 2017 and incorporated herein by reference)

3.2	By-Laws (filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-198772) and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALPHA INVESTMENT INC.
Dated: October 30, 2023
	By:	/s/ Todd C. Buxton
Chief Executive Officer and Acting Chief Financial Officer

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